SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into this 28th day of April, 2005, by and between The Vermont Teddy Bear Co., Inc. ("VTB"), and 538 Madison Realty Company, LLC ("538"):

WHEREAS, on or about October 24, 1996, VTB, as tenant, and 538, as landlord, entered into a Lease (the "Lease") for retail space at 538 Madison Avenue, New York, New York (the "Premises") and VTB provided 538 with a $150,000 security deposit (the "Security Deposit") in connection with the Lease;

WHEREAS, on or about May 25, 1999, VTB commenced an action in the Supreme Court of the State of New York, County of New York entitled The Vermont Teddy Bear Co. Inc. v. 538 Madison Realty Company, Index No. 602568/99 (the "Action");

WHEREAS, 538 answered and asserted counterclaims in the Action; and

WHEREAS, VTB and 538 desire to avoid the uncertainty and costs of further litigation and to set forth the terms and conditions that will provide for the settlement and final resolution of any and all disputes, claims and controversies between them, which have arisen or may hereafter arise, including without limitation, any and all claims in connection with the Lease and the Premises.

NOW, THEREFORE, for value received and in consideration of the mutual agreements, conditions and covenants herein set forth, the undersigned mutually agree as follows:

1. Payments

In settlement of the Action, VTB agrees to pay 538 $2.35 million, as follows:

(a) $1 million upon execution of the Agreement in good funds by certified check drawn on a New York Clearing House Bank or wire transfer in accordance with the instructions attached hereto as Exhibit A (the "Initial Payment");

(b) Also, upon execution of this Agreement, VTB relinquishes any right in, or claim to, the $150,000 Security Deposit (or any purported interest), which amount shall be credited as part of the $2.35 million settlement amount (the "Security Deposit Credit"); and

(c) The remaining $1.2 million shall be paid unconditionally by VTB to 538 on or before March 15, 2006 (the "Subsequent Payment") in good funds delivered to 538 by certified check drawn on a New York Clearing House Bank or wire transfer (in accordance with the instructions attached hereto as Exhibit A), without any right of set-off, counterclaim, defense, allegation, or other claimed right to withhold payment of all or a portion of such funds. Time is of the essence with regard to this Subsequent Payment.

2. Default

In the event VTB fails to timely make the Subsequent Payment, 538 shall give notice of such default, pursuant to Paragraph 17 below (the "Default Notice"). VTB shall then have five (5) business days to cure the default.

3. Confession of Judgment

Concurrent with the execution of this Agreement, VTB has provided counsel for 538 with a confession of judgment in the amount of $3,000,000, in the form annexed as Exhibit B (the "Confession of Judgment") to be held in escrow by Greenberg Traurig LLP. The Confession of Judgment shall be released from escrow and 538 shall be entitled to file the Confession of Judgment in the Supreme Court of the State of New York, County of New York in the following circumstances, which shall be Events of Default under this Agreement:

(a) VTB fails to pay the Subsequent Payment when due and VTB's failure to cure such default within five (5) business days after notice of default,

(b) Prior to the payment of the Subsequent Payment VTB files or has filed against it a petition in bankruptcy. In such event, the debt due hereunder shall be $ 3million, the Confession of Judgment shall be deemed to have been released from escrow and delivered to 538 immediately prior to the filing of such petition and 538 shall have the right to immediately seek collection of such judgment.

(c) VTB files a claim against 538 or any of its affiliates concerning the matters at issue in the Action.

To the extent some portion of the Subsequent Payment was paid by VTB, VTB shall be entitled to a pro rata reduction in the amount of the Confession of Judgment.

4. Stipulation of Dismissal.

Upon execution of this Agreement, and the Confession of Judgment, and upon 538's confirmation of funds clearing in 538's account of VTB's payment of the Initial Payment, the parties shall instruct their attorneys to file a stipulation of dismissal with prejudice of the Action in the form annexed hereto as Exhibit C.

5. Costs of Collection and Interest

In the event of a default by VTB on the Subsequent Payment, a failure by VTB to timely cure such default and the entry by 538 of the Confession of Judgment, 538 shall be entitled to its attorneys fees and other costs incurred in collecting such judgment. . 538 shall also be entitled to interest running from March 16, 2006 at 12% per annum compounded daily.

6. Termination of the Lease

The parties agree that the Lease is hereby terminated, along with the respective rights and obligations thereunder. This shall not be construed as any agreement by VTB that the Lease remained in effect after December 1998 but only the parties' agreement that the Lease has, in any event, been terminated as of the execution of this Agreement.

7. No Admission.

This Agreement shall not in any way be construed as an admission by either VTB or 538 that either has acted wrongfully with respect to the other or any other person, or that VTB or 538 have any rights whatsoever against the other.

8. Interference with the Agreement.

VTB and 538 agree not to take any action which would interfere with the performance of this Agreement by the other party, or which would adversely affect any of the rights provided for hereunder.

9. Release and Waiver of Claims by 538.

As a material inducement to VTB to enter into this Agreement and in consideration for the benefits received hereunder, 538, for itself and its successors, assigns, heirs, agents, representatives, attorneys, and all other persons, firms and corporations acting by, through or in concert with them, fully releases, relieves and discharges VTB, its affiliated and related entities, parent corporations, subsidiary corporations, present and former officers and directors, employees, agents, attorneys, representatives, shareholders, successors and assigns (collectively, the "Releasees") of and from any and all manner of actions and causes of action, in law or in equity, rights, suits, debts, liens, contracts, agreements, promises, liabilities, claims, counterclaims, demands, obligations, accounts, reckonings, deficiencies, guarantees, damages, losses, costs, and expenses (including, without limitation, legal fees) of every kind or character whatsoever, whether known or unknown, suspected or unsuspected, mature or to mature in the future, disclosed, or undisclosed, concealed or hidden, fixed or contingent, at law or in equity, which, as of the date of this Agreement, 538 had, now has, or may hereafter have or claim to have against VTB (collectively, "Claims") by reason of any matter, cause or thing whatsoever, from the beginning of time, through and including the date hereof, including, without limitation, any and all Claims arising out of, or which hereafter may be alleged or claimed to arise out of, or be in any way connected with, either directly or indirectly, the Lease, other than any claim related to VTB's performance of this Agreement, whether written or oral, up to and including the date hereof (hereinafter collectively referred to as the "Released Claims").

10. Release and Waiver of Claims by VTB.

VTB, for itself and its successors, assigns, heirs, agents, representatives, attorneys and all other persons, firms and corporations acting by, through or in concert with them fully releases, relieves and discharges 538, its affiliated and related entities, parent corporations, subsidiary corporations, present and former officers and directors, employees, agents, attorneys, representatives, shareholders, members, owners, successors and assigns (collectively, the "538 Releasees") of and from any and all manner of actions and causes of action, in law or in equity, rights, suits, debts, liens, contracts, agreements, promises, liabilities, claims, counterclaims, demands, obligations, accounts, reckonings, deficiencies, guarantees, damages, losses, costs, and expenses (including, without limitation, legal fees) of every kind or character whatsoever, whether known or unknown, suspected or unsuspected, mature or to mature in the future, disclosed, or undisclosed, concealed or hidden, fixed or contingent, at law or in equity, which, as of the date of this Agreement, VTB had, now have, or may hereafter have or claim to have against 538 (collectively, "VTB Claims") by reason of any matter, cause or thing whatsoever, from the beginning of time, through and including the date hereof, including, without limitation, any and all VTB Claims arising out of, or which hereafter may be alleged or claimed to arise out of, or be in any way connected with, either directly or indirectly, the Lease other than any claim related to 538's performance of this Agreement, whether written or oral, up to and including the date hereof (hereinafter collectively referred to as the "VTB Released Claims").

11. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and performed entirely therein and the parties hereto agree and consent that jurisdiction and venue of all matters relating to this Agreement will be vested exclusively in the federal, state, and local courts within the State of New York, without regard to choice of law provisions.

12. Waiver.

No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No breach of any provision hereof can be waived unless in a writing signed by both parties hereto.

13. Captions.

Paragraph titles or captions contained in this Agreement are used for reference only and are not intended to and shall not in any way enlarge, define, limit, extend or describe the rights or obligations of the parties or affect the meaning or construction of this Agreement, or any provision hereof.

14. Severability.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

15. Notices.

All notices and demands (collectively, a "Notice") among the parties shall be in writing and shall be served by federal express, overnight delivery with a courtesy copy by fax. Notice shall be deemed given, and made on the day of delivery to the party to whom such Notice is to be given or made. All Notice to the parties hereto shall be addressed to the following addresses:

To: The Vermont Teddy Bear Co., Inc.

6655 Shelburne Road

Shelburne, Vermont 05482

Attn: Elisabeth Robert, Chief Executive Officer

Fax No. 802-985-1304

with a copy to:

Spencer Knapp, Esq.

Dinse, Knapp & McAndrew, P.C.

209 Battery Street

P.O. Box 988

Burlington, Vermont 05402-0988

Fax. No. (802) 862-6409

- and -

via fax only:

Andrew B. Messite, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Fax No. 212-521-5450

To: 538 Madison Realty Company, LLC

c/o Metropole Realty Advisors, Inc.

520 Madison Avenue, 9th Floor

New York, New York 10022

Fax. No. 212-980-2428, Attn: Robert Siegel

with a copy to:

James Perkins, Esq.

Greenberg Traurig LLP

MetLife Building

200 Park Avenue

New York, New York 10160

Fax No. 212-801-6400

The parties may designate in writing from time to time such other place or places that such Notice may be given.

16. Binding.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, as applicable, its or his respective heirs, executors, administrators, representatives successors and assigns.

17. Further Assurances.

The parties hereto agree to execute such other documents and to take such other action as may be reasonably necessary to further the purposes of this Agreement.

18. Counterparts and Fascimiles.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed each counterpart of this Agreement. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement. A facsimile signature shall be as effective and binding as an original signature but an original signature page shall, in any event, be provided within five (5) days of execution. The Stipulation of Dismissal referenced in Paragraph 4 above shall be filed once all original signatures have been provided.

19. Amendment and Modification.

No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by the parties hereto.

20. Entire Agreement.

This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and there are no terms, conditions, representations, warranties, or covenants other than those contained herein and therein. This Agreement supersedes any previous agreements or understandings between the parties with respect to the subject matter hereof, whether written or oral, and all other agreements between the parties are hereby canceled, terminated and of no further force or effect.

PLEASE READ THIS SETTLEMENT AND RELEASE AGREEMENT CAREFULLY AS IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE VERMONT TEDDY BEAR CO., INC.

By: /s/ Elisabeth B. Robert

Name: Elisabeth Robert

Title: Chief Executive Officer

538 MADISON REALTY COMPANY, LLC

By: /s/ Robert Siegel

Name: Robert Siegel

Title: Managing Member